Exhibit 2.1

SHARE EXCHANGE AGREEMENT
by and among
Standard Crushed Stone Industry Limited (“SCSI”),
a Cayman Islands company
and
Republic Rock United Industry Limited,
a British Virgin Islands company and sole shareholder of SCSI, on the one hand;
and
Odimo Incorporated (“Odimo”),
a Delaware corporation,
and
Elao, LLC,
a Florida limited liability company and substantial stockholder of Odimo, on the other hand
October 29, 2010

SHARE EXCHANGE AGREEMENT
     This Share Exchange Agreement, dated as of October 29, 2010 (this “Agreement”), is made and entered into by and among Standard Crushed Stone Industry Limited, an exempted company incorporated in the Cayman Islands (“SCSI”), and Republic Rock United Industry Limited, a British Virgin Islands company and the sole shareholder of SCSI (the “SCSI Shareholder”)Shareholder, on the one hand; and Odimo Incorporated, a Delaware corporation (“Odimo”), and Elao, LLC, a Florida limited liability company and substantial shareholder of Odimo (the “Odimo Stockholder”), on the other hand.
R E C I T A L S
     WHEREAS, on October 29, 2010, the Board of Directors of Odimo adopted resolutions approving Odimo’s acquisition of the SCSI Equity Interest (as defined below) from the SCSI Shareholder (the “Acquisition”) by means of a share exchange with the SCSI Shareholder, upon the terms and conditions hereinafter set forth in this Agreement;
     WHEREAS, the SCSI Shareholder owns all of the equity interest (in shares of capital stock or otherwise) of SCSI (the “SCSI Equity Interest”), which SCSI Equity Interest constitutes 100% of the issued and outstanding equity interests of SCSI;
     WHEREAS, on or before the Closing (as defined in Section 1.2 below), Hubei Jinlong Cement Co., Ltd., a PRC company (“Hubei Jinlong”) will enter into contractual arrangements which effectively give SCSI exclusive control over Hubei Jinlong’s business operations and management and resulting in Hubei Jinlong’s results of operations being consolidated into SCSI for financial reporting purposes;
     WHEREAS, the Odimo Stockholder owns shares of Odimo common stock which represents approximately 28.0% of the issued and outstanding capital stock of Odimo;
     WHEREAS, the Odimo Stockholder is entering into this Agreement for the purpose of making certain representations, covenants, indemnifications and agreements;
     WHEREAS, upon consummation of the transactions contemplated by this Agreement, SCSI will become a 100% wholly-owned subsidiary of Odimo; and
     WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code, and that this share exchange transaction shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.
A G R E E M E N T
     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1
THE ACQUISITION
     1.1 The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

          (a) The SCSI Shareholder will sell, convey, assign, transfer and deliver to Odimo, share certificate(s) or instrument(s) of like tenor representing the SCSI Equity Interest, accompanied by a properly executed and authenticated stock power or instrument of like tenor.
          (b) As consideration for the acquisition of the SCSI Equity Interest, Odimo will issue to the SCSI Shareholder and/or its assignees the number of shares of common stock of Odimo set forth opposite such party’s name in Column III on Annex I attached hereto (collectively, the “Odimo Shares”). The Odimo Shares issued shall equal 95.5% of the outstanding shares of Odimo’s common stock at the time of Closing. For example, if there are 11,086,575 shares of Odimo’s common stock outstanding immediately prior to the Closing, then there shall be an aggregate 246,368,334 shares of Odimo’s common stock issued to the SCSI Shareholder at Closing. In addition, Odimo’s sole material asset immediately prior to the Closing shall be $50,000 in cash, which asset shall be free and clear of all security interests, Liens, adverse claims, encumbrances, equities, proxies, options or voting agreements, and which asset the post-Closing Board of Directors may use for any and all corporate purposes related to post-Closing Odimo business operations after the Closing Date (the “Cash Asset”).
     1.2 Closing Date. The closing of the Acquisition (the “Closing”) shall take place on November 12, 2010, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date.”
     1.3 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the SCSI Shareholder, SCSI, the Odimo Stockholder, and/or Odimo (as applicable) will take all such lawful and necessary action.
     1.4 Certain Definitions. Unless the context otherwise requires, the following capitalized terms as used in this Agreement shall have the respective definitions, applicable to both the singular and plural forms of any of the terms herein defined:
          “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and the Exchange Act.
          “Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.
          “ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.
          “Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.
          “FINRA” means Financial Industry Regulatory Authority.
          “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.
          “Hubei Jinlong” shall have the meaning assigned to it in the Preamble to this Agreement.
          “Knowledge” means the actual knowledge of the officers, directors or advisors of the referenced party.
          “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.
          “Liens” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by law.
          “Material Adverse Effect” means, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of Odimo and its subsidiaries or SCSI and its subsidiaries, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Odimo and its subsidiaries or SCSI and its subsidiaries, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the referenced party, as the case may be, operate or (c) result in litigation, claims, disputes or property loss in excess of US$100,000 in the future, and that would prohibit or otherwise materially interfere with the ability of any party to this Agreement to perform any of its obligations under this Agreement in any material respect.
          “Material Odimo Contracts” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of Odimo and its subsidiaries, of the type and nature that Odimo is required to file with the Commission.
          “Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2).
          “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.
          “Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.
          “Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation Laws or similar legislation, carriers, warehousemen, mechanics, laborers and material men and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.
          “Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, Governmental Authority or other entity.
          “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.
          “PRC” means the People’s Republic of China.
          “Public Reports” means all filings that Odimo has made with the Commission under the Securities Act and the Exchange Act.
          “Restricted Period” shall have the meaning set forth in Section 2.27(b)(vi).
          “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.
          “Tax Returns” means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.
          “Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.
          “Trading Day” means a day on which the principal Trading Market is open for trading.
          “Trading Market” means the following markets or exchanges on which Odimo’s common stock is listed or quoted for trading on the date in question: the NYSE Amex Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.
          “Transaction” means the transactions contemplated by this Agreement, including the share exchange.
          “Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.
          “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.
          “U.S. Person” as defined in Regulation S means: (i) a natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the Laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (viii) a corporation or partnership organized under the Laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, owned, by Accredited Investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts).
     1.5 Tax Consequences. For U.S. federal income tax purposes, the share exchange transaction contemplated under the Agreement (the “Share Exchange”) is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SCSI AND THE SCSI SHAREHOLDER
     Except as otherwise disclosed herein or in a disclosure schedule attached hereto (which is divided into sections that correspond to the sections of this Section 2), and except for Sections 2.25 to 2.29 which representations and warranties therein are made by the SCSI Shareholder, SCSI and the SCSI Shareholder, jointly and severally, hereby represent and warrant to Odimo and the Odimo Stockholder as of the date hereof and as of the Closing Date (unless otherwise indicated) as follows:
     2.1 Organization. SCSI is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement and to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, have a Material Adverse Effect. SCSI is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect. Set forth on Schedule 2.1 of the disclosure schedules is a list of those jurisdictions in which SCSI presently conducts its business, owns, holds and operates its properties and assets.

     2.2 Capitalization/Ownership. The authorized capital stock of SCSI consists of 50,000 ordinary shares, US$1.00 par value, of which on the Closing Date, no more than 50,000 shares shall be issued and outstanding. All of the issued and outstanding shares of capital stock of SCSI, as of the Closing, are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. There are no voting trusts or any other agreements or understandings with respect to the voting of SCSI’s capital stock. Except as set forth in the preceding sentence, no other class of capital stock or other security of SCSI is authorized, issued, reserved for issuance or outstanding. There are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which SCSI or the SCSI Shareholder is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or other securities of SCSI. There are no outstanding contractual obligations (contingent or otherwise) of SCSI to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, SCSI. The SCSI Shareholder owns, beneficially and of record, good and marketable title to the SCSI Equity Interest, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements. No rights or claims whatsoever exist to any equity interests of SCSI, other than the SCSI Equity Interest, and there are no options, warrants or any other instruments outstanding entitling anyone to exercise or purchase or convert into additional equity interests of SCSI. At the Closing, the SCSI Shareholder will convey to Odimo good and marketable title to the SCSI Equity Interest, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.
     2.3 Subsidiaries. As of the Closing, SCSI has no direct or indirect subsidiaries, except as disclosed in Schedule 2.3 of the disclosure schedules hereto (collectively the “SCSI Subsidiaries,” and each a “SCSI Subsidiary”). For purposes of this Agreement, Hubei Jinlong shall be deemed a SCSI Subsidiary. Each SCSI Subsidiary is an entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of formation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 2.3, SCSI owns, directly or indirectly, all of the shares of each SCSI Subsidiary, and there are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating any SCSI Subsidiary to issue any additional shares of common stock or ordinary stock, as the case may be, of such subsidiary, or any other securities convertible into, exchangeable for or evidence the right to subscribe for or acquire from any SCSI Subsidiary any shares of such subsidiary. The jurisdictions in which each SCSI Subsidiary presently conducts its business, owns, holds and operates its properties and assets are set forth in Schedule 2.3.
     2.4 Organizational Documents. The copies of the Memorandum and Articles of Association of SCSI and the SCSI Subsidiaries and the documents which constitute all other Organizational Documents of SCSI and the SCSI Subsidiaries that have been delivered to Odimo prior to the execution of this Agreement are true and complete and have not been amended or repealed. Neither SCSI nor any SCSI Subsidiary is in violation or breach of any of the provisions of its Organizational Documents.
     2.5 Authority Relative to this Agreement; Binding Obligation. SCSI and the SCSI Shareholder each has all requisite authority and power (corporate and other), authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which they are a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which they are a party, to perform their respective obligations under this Agreement and each of the Transaction Documents to which they are a party, and to record the transfer of the SCSI Equity Interest and the delivery of the new certificate representing the shares of SCSI registered in the name of Odimo. The execution, delivery and performance of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated thereby by SCSI and the SCSI Shareholder have been duly authorized by SCSI’s Board of Directors and the Boards of Directors of SCSI Shareholder, as applicable, and no other actions on the part of either SCSI or the SCSI Shareholder is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement and the Transaction Documents have been duly and validly executed and delivered by SCSI and the SCSI Shareholder and constitutes a valid and binding agreement, enforceable against SCSI and the SCSI Shareholder in accordance with each of their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
     2.6 Consents and Approvals; No Violations. Except for applicable requirements of federal securities Laws and state securities or blue-sky Laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or Governmental Authority is necessary for the consummation by SCSI or the SCSI Shareholder of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement or the Transaction Documents by SCSI or the SCSI Shareholder nor the consummation by SCSI or the SCSI Shareholder of the transactions contemplated thereby, nor compliance by them with any of the provisions thereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws (or operating agreement) of SCSI or any SCSI Subsidiary or the SCSI Shareholder, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which SCSI or any SCSI Subsidiary is a party or by which any of their respective properties or assets may be bound, (c) violate any Order, writ, injunction, decree, statute, rule or regulation applicable to SCSI, any SCSI Subsidiary or the SCSI Shareholder, or any of the properties or assets of SCSI or the SCSI Subsidiaries, or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by SCSI or any SCSI Subsidiary or that otherwise relate to the business of, or any of the properties or assets owned or used by SCSI or the SCSI Subsidiaries except in the case of clauses (b), (c) and (d) for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.
     2.7 Books and Records. The books and records of SCSI and the SCSI Subsidiaries delivered to Odimo prior to the Closing fully and fairly reflect the transactions to which SCSI and the SCSI Subsidiaries is a party or by which it or its properties are bound as of the dates of such books and records.
     2.8 Intellectual Property. Each of SCSI and the SCSI Subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing (collectively the “Intellectual Property Rights”), which are necessary for the conduct of its business as now conducted without any conflict with the rights of others and which the failure to so have could have a Material Adverse Effect. Neither SCSI nor the SCSI Shareholder has Knowledge of any claim that, or inquiry as to whether, any product, activity or operation of SCSI or the SCSI Subsidiaries infringes upon or involves, or has resulted in the infringement of, any Intellectual Property Rights of any other Person; and no Proceedings have been instituted, are pending or are threatened. Each of SCSI and the SCSI Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     2.9 Litigation. There is no Proceeding (whether federal, state, local or foreign) pending or,

to the Knowledge of SCSI and the SCSI Shareholder, threatened against or affecting either SCSI or the SCSI Subsidiaries or any of SCSI’s or SCSI Subsidiaries’ properties, assets, business or employees. To the Knowledge of SCSI and the SCSI Shareholder, there is no fact that might result in or form the basis for any such Proceeding. Neither SCSI nor any of the SCSI Subsidiaries is subject to any Orders.
     2.10 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of SCSI and the SCSI Subsidiaries have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, neither SCSI nor the SCSI Subsidiaries have received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting SCSI and the SCSI Subsidiaries and, to the Knowledge of SCSI and the SCSI Shareholder, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, neither SCSI nor the SCSI Subsidiaries are, and are not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which they are a party or by which any of their respective properties, assets or rights are bound or affected. To the Knowledge of SCSI and the SCSI Shareholder, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which SCSI or the SCSI Subsidiaries are a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. Neither SCSI, the SCSI Subsidiaries nor the SCSI Shareholder is subject to any obligation or restriction of any kind or character, nor is there, to the Knowledge of SCSI or the SCSI Shareholder, any event or circumstance relating to SCSI or the SCSI Subsidiaries that materially and adversely affects in any way their respective business, properties, assets or prospects or that prohibits SCSI or the SCSI Shareholder from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby. Each of SCSI and the SCSI Subsidiaries holds all of the material permits, licenses, certificates or other authorizations of Governmental Authorities for the conduct of their respective businesses as presently conducted.
     2.11 Contracts. Other than as set forth on Schedule 2.11 of the disclosure schedules hereto, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of SCSI or the SCSI Subsidiaries. Neither SCSI nor the SCSI Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which they are a party or by which they or any of their properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     2.12 Material Changes. Since October 1, 2009: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) SCSI or any SCSI Subsidiary has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in SCSI’s or SCSI Subsidiaries’ financial statements pursuant to GAAP, (iii) neither SCSI nor any SCSI Subsidiary has altered its method of accounting, (iv) neither SCSI nor any SCSI Subsidiary has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) neither SCSI nor any SCSI Subsidiary has issued any equity securities to any officer, director or Affiliate.

     2.13 Labor Relations. No material labor disputes exist or, to the Knowledge of SCSI and the SCSI Shareholder, is imminent with respect to any of the employees of SCSI or any SCSI Subsidiary which could reasonably be expected to result in a Material Adverse Effect. None of SCSI’s or SCSI Subsidiaries’ employees is a member of a union, and neither SCSI nor any of the SCSI Subsidiaries is a party to a collective bargaining agreement, and SCSI and the SCSI Subsidiaries’ relationships with their employees are good. No executive officer, to the Knowledge of SCSI and the SCSI Shareholder, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject SCSI or the SCSI Subsidiaries to any liability with respect to any of the foregoing matters. Each of SCSI and the SCSI Subsidiaries are in compliance with all applicable Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     2.14 Title to Assets. Each of SCSI and the SCSI Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of SCSI and the SCSI Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens. Any real property and facilities held under lease by SCSI and the SCSI Subsidiaries are held by them under valid, subsisting and enforceable leases with which SCSI and the SCSI Subsidiaries are in compliance.
     2.15 Certain Fees. Except as disclosed in Schedule 2.15 of the disclosure schedules hereto, no brokerage or finder’s fees or commissions are or will be payable by SCSI, the SCSI Shareholder or any SCSI Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Transactions.
     2.16 Registration Rights. No Person has any right to cause (or any successor) to effect the registration under the Securities Act of any securities of SCSI (or any successor).
     2.17 Application of Takeover Protections. SCSI has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under SCSI’s certificate of incorporation (or similar charter documents) or the Laws of its state and/or country of incorporation that is or could become applicable as a result of SCSI fulfilling its obligations or exercising its rights under this Agreement.
     2.18 Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, each of SCSI and the SCSI Subsidiaries have timely filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and neither SCSI nor the SCSI Shareholder has any Knowledge of a tax deficiency which has been asserted or threatened against SCSI or any SCSI Subsidiary.
     2.19 No General Solicitation. Neither SCSI nor any person acting on behalf of SCSI has offered or sold securities in connection herewith by any form of general solicitation or general advertising.
     2.20 Foreign Corrupt Practices. Neither SCSI nor any SCSI Subsidiary, nor to the Knowledge of SCSI and the SCSI Shareholder, any agent or person acting on behalf of SCSI or SCSI Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by SCSI or any SCSI Subsidiary (or made by any person acting on its behalf of which SCSI is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
     2.21 Minute Books. The minute books of SCSI and the SCSI Subsidiaries made available to Odimo contain a complete record of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.
     2.22 Employee Benefits. Neither SCSI nor any SCSI Subsidiary has (nor for the two years preceding the date hereof has had) any plans which are subject to ERISA.
     2.23 Money Laundering Laws. The operations of SCSI and the SCSI Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body (collectively, the “Money Laundering Laws”) and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving SCSI or the SCSI Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of SCSI or the SCSI Shareholder, threatened.
     2.24 PRC Representations. On or before the Closing, the agreements as described in Schedule 2.24 (collectively, the “Restructuring Agreements”), which effectively give SCSI control over Hubei Jinglong’s business and management as if Hubei Jinlong were a wholly-owned subsidiary of SCSI, will be validly entered into by the parties thereto and in compliance with relevant PRC Laws and regulations, and all necessary approvals in connection with the Restructuring Agreements will have been obtained. All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and SCSI’s effective control over the business and management of Hubei Jinlong pursuant to the Restructuring Agreements will have been duly obtained from the relevant PRC governmental authorities and are in full force and effect, except where the failure to obtain such consents, approvals, authorizations or licenses does not, and would not, individually or in the aggregate, have a Material Adverse Effect. All filings and registrations with the PRC governmental authorities required in respect of SCSI’s effective control over the business and management of Hubei Jinlong, its capital structure and operations pursuant to the Restructuring Agreements, including, without limitation, to the extent applicable, tax bureau and customs authorities, will have been duly completed in accordance with the relevant PRC rules and regulations, except where the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect. Other than pursuant to the Restructuring Agreements, there are no outstanding rights of, or commitments made by SCSI or any SCSI Subsidiary to sell any equity interests. The SCSI Subsidiaries organized in and operate from the PRC have each conducted their respective businesses in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of the operations of Hubei Jinlong which may be subject to periodic renewal, neither SCSI nor the SCSI Shareholder has any Knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities. All necessary steps have been taken to comply with, and to ensure compliance by, each of SCSI’s and the SCSI Subsidiaries’ stockholders, option holders, directors, officers, and employees that are, or are directly or indirectly owned or controlled by, a PRC resident or citizen, with any applicable rules and regulations of the relevant PRC government agencies (including, without limitation, the Ministry of Commerce, National

Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, ensuring that each such stockholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.
     2.25 Purchase of Restricted Securities for Investment. The SCSI Shareholder acknowledges that the Odimo Shares will not be registered pursuant to the Securities Act or any applicable Laws, that the Odimo Shares will be characterized as “restricted securities” under federal securities Laws, and that under such Laws and applicable regulations the Odimo Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, the SCSI Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Further, the SCSI Shareholder acknowledges and agrees that:
          (a) The SCSI Shareholder is acquiring the Odimo Shares for investment, for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and it has no present intention of selling, granting any participation in, or otherwise distributing the same. The SCSI Shareholder further represents that it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Odimo Shares.
          (b) The SCSI Shareholder understands that the Odimo Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Odimo’s reliance on such exemption is predicated on the SCSI Shareholder’s representations set forth herein.
     2.26 Status of Stockholder. The SCSI Shareholder hereby makes the representations and warranties in either paragraph (a) or (b) of this Section 2.26, as indicated on the Signature Page of the SCSI Shareholder which is attached and part of this Agreement:
          (a) Accredited Investor Under Regulation D. The SCSI Shareholder is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, an excerpt of which is included in the attached Annex II, and such SCSI Shareholder is not acquiring its portion of the Odimo Shares as a result of any advertisement, article, notice or other communication regarding the Odimo Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
          (b) Non-U.S. Person Under Regulation S. The SCSI Shareholder:
               (i) is not a “U.S. person” as defined by Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the Laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;
               (ii) at the time of Closing, the SCSI Shareholder was located outside the United States;
               (iii) no offer of the Odimo Shares was made to the SCSI Shareholder within the United States;
               (iv) the SCSI Shareholder is either (a) acquiring the Odimo Shares for its own account for investment purposes and not with a view towards distribution, or (b) acting as agent for a principal that has signed this Agreement or has delivered representations and warranties substantially similar to this Section 2.27(b);
               (v) all subsequent offers and sales of the Odimo Shares by the SCSI Shareholder will be made outside the United States in compliance with Rule 903 of Rule 904 of Regulation S, pursuant to registration of the Shares under the Securities Act, or pursuant to an exemption from such registration; the SCSI Shareholder understands the conditions of the exemption from registration afforded by section 4(l) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption.
               (vi) the SCSI Shareholder will not resell the Odimo Shares to U.S. Persons or within the United States until after the end of the one (1) year period commencing on the date of Closing (the “Restricted Period”);
               (vii) the SCSI Shareholder shall not and hereby agrees not to enter into any short sales with respect to the common stock of Odimo at any time after the execution of this Agreement by the SCSI Shareholder and prior to the expiration of the Restricted Period;
               (viii) in the event of resale of the Odimo Shares to Non-U.S. Persons outside of the U.S. during the Restricted Period, the SCSI Shareholder shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchase shall provide such written confirmation or other notice upon resale during the Restricted Period;
               (ix) the SCSI Shareholder has not engaged, nor is it aware that any party has engaged, and it will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Odimo Shares;
               (x) the SCSI Shareholder is not a “distributor” as such term is defined in Regulation S, and it is not a “dealer” as such term is defined in the Securities Act;
               (xi) the SCSI Shareholder has not taken any action that would cause any of the parties to this Agreement to be subject to any claim for commission or other or remuneration by any broker, finder, or other person; and
               (xii) the SCSI Shareholder hereby represents that it has satisfied fully observed of the Laws of the jurisdiction in which it is located or domiciled, in connection with the acquisition of the Odimo Shares or this Agreement, including (i) the legal requirements of the SCSI Shareholder’s jurisdiction for the purchase and acquisition of the Odimo Shares, (ii) any foreign exchange restrictions applicable to such purchase and acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Odimo Shares; and further, the SCSI Shareholder agrees to continue to comply with such Laws as long as it shall hold the Odimo Shares.
          (c) The SCSI Shareholder understands that the Odimo Shares are being offered and sold to it in reliance on specific provisions of federal and state securities Laws and that the parties to this

Agreement are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of the SCSI Shareholder set forth herein in order to determine the applicability of such provisions. Accordingly, the SCSI Shareholder agrees to notify Odimo of any events which would cause the representations and warranties of the SCSI Shareholder to be untrue or breached at any time after the execution of this Agreement by the SCSI Shareholder and prior to the expiration of the Restricted Period.
     2.27 Investment Risk. The SCSI Shareholder is able to bear the economic risk of acquiring the Odimo Shares pursuant to the terms of this Agreement, including a complete loss of the SCSI Shareholder’s investment in the Odimo Shares.
     2.28 Restrictive Legends. The SCSI Shareholder acknowledges that the certificate(s) representing the SCSI Shareholder’s pro rata portion of the Odimo Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form, corresponding to the stockholder’s status as set forth in Section 2.26 and the signature pages hereto:
REGULATION D LEGEND:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
REGULATION S LEGEND:
“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”
     2.29 Shell Company Status. The SCSI Shareholder has been furnished with and has carefully read the Public Reports filed by Odimo with the Commission during the preceding two years. With respect to individual or partnership tax and other economic considerations involved in this investment, the SCSI Shareholder confirms that it is not relying on Odimo (or any agent or representative of Odimo). The SCSI Shareholder has carefully considered and have, to the extent such persons believe such discussion necessary, discussed with their own legal, tax, accounting and financial advisers the suitability of an investment in the stock for such particular tax and financial situation. The SCSI Shareholder acknowledges that Odimo is a “shell company” as defined by Rule 12b-2 of the Exchange Act with no operations and no significant assets excepting the Cash Assets and that, as a result, the value of the SCSI Equity Interest far exceeds the value of the Odimo Shares under any recognized criteria of value. The SCSI Shareholder further acknowledges that it is aware of the quoted prices for the common stock of Odimo on the OTC Bulletin Board but understands there is no active Trading Market for such shares, quotations on the OTC Bulletin Board represent inter-dealer prices without retail mark-up, mark-down, or commission, and may not represent actual transactions, and there is no liquid Trading Market for the Odimo Common Stock, and that, as a result, neither Odimo nor Elao is providing any assurance that the

SCSI Shareholder will be able to sell the Odimo Shares.
     2.30 Financial Statements/Absence of Undisclosed Liabilities. The audited financial statements for fiscal years ended September 30, 2009 and 2008 and the unaudited financial statements for the fiscal quarters ended December 31, 2009, March 31, 2010 and June 30, 2010 (collectively, the “Hubei Jinlong Financial Statements”) of Hubei Jinlong have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Hubei Jinlong has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Hubei Jinlong Financial Statements. All debts, obligations or liabilities owing by directors, officers and employees of Hubei Jinlong included in the Financial Statements (the “Affiliate Loans”) shall be repaid in full in cash prior to the Closing.
     2.31 OFAC. Neither SCSI nor any SCSI Subsidiary nor any SCSI Shareholder (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
     2.32 Disclosure. The representations and warranties and statements of fact made by SCSI and the SCSI Shareholder in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF ODIMO AND THE ODIMO STOCKHOLDER
     Except as otherwise disclosed herein or in a disclosure schedule attached hereto (which is divided into sections that correspond to the sections of this Section 3 and which is deemed to include all statement, facts, representations, or admissions contained in the Public Reports of Odimo), Odimo and the Odimo Stockholder jointly and severally, hereby represent and warrant to SCSI and the SCSI Shareholder as of the date hereof and as of the Closing Date (unless otherwise indicated) as follows:
     3.1 Organization and Qualification. Odimo is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Odimo is not, and to the Knowledge of Odimo and the Odimo Stockholder, in violation nor default of any of the provisions of its certificate or articles of incorporation, bylaws or other Organizational Documents. Odimo is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a

Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Schedule 3.1 sets forth a true, correct and complete list of Odimo’s jurisdictions of organization and each other jurisdiction in which Odimo presently conducts its businesses or own, hold and operate its properties and assets.
     3.2 Subsidiaries. Odimo does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.
     3.3 Organizational Documents. True, correct and complete copies of the Organizational Documents of Odimo have been delivered to SCSI and the SCSI Shareholder prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents since such date of delivery. Odimo is not in violation or breach of any of the provisions of its Organizational Documents.
     3.4 Authorization; Enforcement. Each of Odimo and the Odimo Stockholder has all requisite authority and power (corporate and other), authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which Odimo and the Odimo Stockholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which Odimo and the Odimo Stockholder is a party, to perform its obligations under this Agreement and each of the Transaction Documents to which Odimo and the Odimo Stockholder is a party, and to record and transfer the new certificates representing the Odimo Shares registered in the name of SCSI and/or its assignees. The execution, delivery and performance of this Agreement and each of the Transaction Documents and the consummation of the Transactions contemplated thereby by Odimo and the Odimo Stockholder have been duly authorized by the respective Board of Directors of Odimo and the Odimo Stockholder, and no other actions on the part of Odimo or the Odimo Stockholder are necessary to authorize this Agreement or the Transactions contemplated hereby. This Agreement and the Transaction Documents have been duly and validly executed and delivered by Odimo and the Odimo Stockholders and constitutes a valid and binding agreement, enforceable against Odimo and the Odimo Stockholders in accordance with each of their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.
     3.5 Consents and Approvals; No Conflicts. Except for applicable requirements of federal securities Laws and state securities or blue-sky Laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or Governmental Authority is necessary for the consummation by Odimo or the Odimo Stockholder of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement or the Transaction Documents by Odimo and the Odimo Stockholder nor the consummation by Odimo and the Odimo Stockholder of the transactions contemplated thereby, nor compliance by them with any of the provisions thereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws (or operating agreement) of Odimo or the Odimo Stockholder, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which Odimo is a party or by which any of their respective properties or assets may be bound, (c) violate any Order, writ, injunction, decree, statute, rule or regulation applicable to Odimo, or any of its properties or assets, or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by Odimo or that otherwise relate to the business of, or any of the properties or assets owned or used by except in the case of clauses (b), (c) and (d) for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.
     3.6 Filings, Consents and Approvals. Neither Odimo nor the Odimo Stockholder is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or other Person in connection with the execution, delivery and performance by Odimo or the Odimo Stockholder of this Agreement, other than the filing by Odimo of a Current Report on Form 8-K, the Information Statement and Form D with the Commission and such filings as are required to be made under applicable state securities Laws.
     3.7 Issuance of the Odimo Shares. The Odimo Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed on or by Odimo other than restrictions on transfer provided for in this Agreement.
     3.8 Capitalization. The capitalization of Odimo is as set forth on Schedule 3.8, which Schedule 3.8 shall also include the number of shares of Odimo’s common stock owned beneficially, and of record, by Affiliates of Odimo as of the date hereof, if any. Other than as set forth in Schedule 3.8, Odimo has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Odimo’s common stock, or Contracts, commitments, understandings or arrangements by which Odimo or any Odimo Subsidiary is or may become bound to issue additional shares of Odimo’s common stock or Common Stock Equivalents. The issuance of the Odimo Shares will not obligate Odimo to issue shares of Odimo’s common stock or other securities to any Person (other than the SCSI Shareholder) and will not result in a right of any holder of Odimo securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of Odimo are validly issued, fully paid and nonassessable, have been issued in compliance with all Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder or Odimo’s Board of Directors is required for the issuance of the Odimo Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to Odimo’s capital stock to which Odimo is a party or, to the Knowledge of Odimo or the Odimo Stockholder, between or among any of Odimo’s stockholders. “Common Stock Equivalents” means any securities of Odimo or the Odimo Subsidiaries which would entitle the holder thereof to acquire at any time Odimo’s common stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Odimo’s common stock.
     3.9 SEC Reports; Financial Statements. Odimo has filed all reports, schedules, forms, statements and other documents required to be filed by Odimo under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (or such shorter period as Odimo was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports and any registration statements filed under the Securities Act (“Registration Statements”) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All of the Material Contracts to which Odimo is a party or to which the property or assets of Odimo are subject have been appropriately filed as exhibits to the SEC Reports and the Registration Statements as and to the extent required under the Exchange Act and the Securities Act, as applicable. The financial statements of Odimo included in the SEC Reports and Registration Statements (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in such Financial Statements or the notes thereto and except that unaudited Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Odimo as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Odimo was originally organized and operated through the date hereof as a bona fide operating business without any pre-existing plan or strategy that Odimo would serve primarily as a merger or acquisition candidate for an unidentified company or companies. The disclosures set forth in the SEC Reports and Registration Statements regarding Odimo’s business is current and complete and accurately reflects operations of the Odimo as it exists as of the date hereof.
     3.10 Material Changes. Since the date of the latest audited Financial Statements included within the SEC Reports, except as specifically disclosed in Schedule 3.10 and/or in any subsequent SEC Report filed prior to the date hereof or in connection herewith: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect on Odimo, (ii) Odimo has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Odimo’s Financial Statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) Odimo has not created or permitted any Lien on any material property of Odimo other than Permitted Liens, (iv) Odimo has not paid, discharged or satisfied any claim, obligation or liability in excess of US $10,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business, (v) Odimo has not has not released, waived or cancelled any claims or rights relating to or affecting Odimo in excess of US $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $10,000 in the aggregate, (vi) Odimo has not has not guaranteed or endorsed in a material amount any obligation or net worth of any Person, (vii) Odimo has not altered its method of accounting or the accounting principles and practices utilized in preparation of its Financial Statements, other than as required by GAAP, (viii) Odimo has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (ix) Odimo has not issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any equity securities, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise, and (x) Odimo has not entered into any agreement, otherwise obligated itself, to do any of the foregoing. Odimo does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Odimo Shares contemplated by this Agreement or as set forth on Schedule 3.10, no event, liability or development has occurred or exists with respect to Odimo or its business, properties, operations or financial condition, that would be required to be disclosed by Odimo under applicable securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

     3.11 Certain Proceedings. There is no Proceeding pending or, to the Knowledge of Odimo or the Odimo Stockholder, threatened against or affecting Odimo or any of its properties before or by any Governmental Authority which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Odimo Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Odimo nor any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of Odimo and the Odimo Stockholder, there is not pending or contemplated, any Proceeding by the Commission involving Odimo or any current or former director or officer of Odimo. The Commission has not issued any stop order or other Order suspending the effectiveness of any Registration Statement filed by Odimo under the Securities Act.
     3.12 Labor Relations. No labor dispute exists or, to the Knowledge of Odimo or the Odimo Stockholder, is imminent with respect to any of the employees of Odimo which could reasonably be expected to result in a Material Adverse Effect. None of Odimo’s employees is a member of a union that relates to such employee’s relationship with Odimo, and Odimo is not a party to a collective bargaining agreement, and Odimo believes that its relationships with their employees are good. No executive officer, to the Knowledge of Odimo or the Odimo Stockholder, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Odimo to any liability with respect to any of the foregoing matters. Odimo is in compliance with all U.S. federal, state, local and foreign Laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     3.13 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of the Odimo have been and are being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, Odimo has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting Odimo and, to the Knowledge of Odimo and the Odimo Stockholder, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, Odimo is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which Odimo is a party or by which any of Odimo’s properties, assets or rights are bound or affected. To the Knowledge of the Odimo and the Odimo Stockholder, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which Odimo is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. Neither Odimo nor the Odimo Stockholder is not subject to any obligation or restriction of any kind or character, nor is there, to the Knowledge of Odimo and the Odimo Stockholder, any event or circumstance relating to Odimo that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits Odimo or the Odimo Stockholder from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.
     3.14 Regulatory Permits. Odimo possesses all certificates, licenses, permits and all other authorizations issued by the appropriate Governmental Authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”). The Material Permits are in full force and effect and Odimo has not received any notice of Proceedings relating to the revocation or modification of any Material Permit.
     3.15 Title to Assets. The Financial Statements of Odimo set forth in the SEC Reports reflect the material properties and assets (real and personal) owned or leased by Odimo. Odimo has good and marketable title in all personal property owned by it that is material to the business of, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Odimo and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties. Odimo does not own any real property. Any real property and facilities held under lease by Odimo, if any, is held by Odimo under valid, subsisting and enforceable leases with which Odimo is in compliance.
     3.16 Bank Accounts and Safe Deposit Boxes. Except as set forth on Schedule 3.16, Odimo does not have any bank or other deposit or financial account, nor does Odimo have any lock boxes or safety deposit boxes.
     3.17 Intellectual Property. Odimo owns or possesses all Intellectual Property Rights which are necessary for the conduct of its business as now conducted without any conflict with the rights of other Persons and which the failure to so have could have a Material Adverse Effect. Odimo has no Knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Odimo infringes upon or involves, or has resulted in the infringement of, any Intellectual Property Rights of any other Person; and no Proceedings have been instituted, are pending or are threatened. Odimo has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     3.18 Transactions with Affiliates, Associates and Employees. Except as set forth in the SEC Reports or in Schedule 3.18, none of the officers, directors, stockholders, affiliates or “associates” (as such term is defined in Rule 405 of the Commission under the Securities Act) of Odimo and, to the Knowledge of Odimo and the Odimo Stockholder, none of the officers, directors, stockholders, affiliates or “associates” of Odimo is presently a party to any transaction with Odimo (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Odimo and the Odimo Stockholder, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Odimo and (iii) other employee benefits.
     3.19 Sarbanes-Oxley; Internal Accounting Controls. Odimo is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. Odimo maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of Financial Statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Odimo has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Odimo and designed such disclosure controls and procedures to ensure that information required to be disclosed by Odimo in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Odimo’s certifying officers have evaluated the effectiveness of Odimo’s disclosure controls and procedures as of the end of the period covered by Odimo’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Odimo presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officer about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in Odimo’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, Odimo’s internal control over financial reporting.
     3.20 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Odimo to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.
     3.21 Issuance of Odimo Shares. Assuming the accuracy of the SCSI Stockholders’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and issuance of the Odimo Shares by Odimo to the SCSI Shareholder and/or its assignees as contemplated hereby. The issuance of the Odimo Shares hereunder does not contravene the rules and regulations of the applicable Trading Market.
     3.22 Investment Company. Odimo is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     3.23 Listing and Maintenance Requirements. Odimo’s common stock is currently quoted on FINRA’s Over-the-Counter Bulletin Board Quotation Service (“OTC Bulletin Board”) and Odimo has not, in the 24 months preceding the date hereof, received any notice from the OTC Bulletin Board or FINRA or any Trading Market on which Odimo’s common stock is or has been listed or quoted to the effect that Odimo is not in compliance with the quoting, listing or maintenance requirements of the OTC Bulletin Board or such other Trading Market. Odimo is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.
     3.24 Application of Takeover Protections. Odimo has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Odimo’s certificate of incorporation (or similar charter documents) or the Laws of its state of incorporation that is or could become applicable to the SCSI Shareholder as a result of the SCSI Shareholder and Odimo fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of Odimo’s issuance of the Odimo Shares and the ownership of the Odimo Shares by the Odimo Shareholder and/or its assignees.
     3.25 No Integrated Offering. To the Knowledge of Odimo and the Odimo Stockholder and assuming the accuracy of the SCSI Shareholder’s representations and warranties set forth in Section 2, neither Odimo, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Odimo Shares to be integrated with prior offerings by Odimo for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of Odimo are listed or designated.

     3.26 Tax Status.
          (a) Odimo has filed all material Tax Returns required to be filed (if any) by or on behalf of Odimo and has paid all material Taxes of Odimo required to have been paid (whether or not reflected on any Tax Return). No Governmental Authority in any jurisdiction has made a claim, assertion or threat to Odimo that Odimo is or may be subject to taxation by such jurisdiction; there are no Liens with respect to Taxes on Odimo’s properties or assets other than Permitted Liens; and there are no Tax rulings, requests for rulings, or closing agreements relating to Odimo for any period (or portion of a period) that would affect any period after the date hereof.
          (b) No Adjustments, Changes. Neither Odimo nor any other Person on behalf of Odimo (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.
          (c) No Disputes. There is no pending audit, examination, investigation, dispute, Proceeding or claim with respect to any Taxes of Odimo, nor is any such claim or dispute pending or contemplated. Odimo has delivered to SCSI true, correct and complete copies of all Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by Odimo, if any, since its inception and any and all correspondence with respect to the foregoing.
          (d) Not a U.S. Real Property Holding Corporation. Odimo is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
          (e) No Tax Allocation, Sharing. Odimo and Odimo Subsidiaries are not and have not been a party to any Tax allocation or sharing agreement.
          (f) No Other Arrangements. Odimo is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. Odimo is not a “consenting corporation” within the meaning of Section 341(f) of the Code. Odimo does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code. Odimo does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, Odimo has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. Odimo is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.
     3.27 No General Solicitation. Neither Odimo nor any Person acting on behalf of Odimo has offered or sold any of the Odimo Shares by any form of general solicitation or general advertising.
     3.28 Foreign Corrupt Practices. Neither Odimo, nor to the Knowledge of Odimo and the Odimo Stockholder, any agent or other Person acting on behalf of Odimo, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Odimo (or made by any Person acting on its behalf of which Odimo is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
     3.29 Accountants. Odimo’s accounting firm is set forth on Schedule 3.29 of the disclosure schedules. To the Knowledge and belief of Odimo and the Odimo Stockholder, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) expressed its opinion with respect to the financial statements included in Odimo’s Annual Report for the year ended December 31, 2009.
     3.30 No Disagreements with Accountants and Lawyers. To the Knowledge of Odimo and the Odimo Stockholder, there are no disagreements of any kind, including but not limited to any disagreements regarding fees owed for services rendered, presently existing, or reasonably anticipated by Odimo to arise, between Odimo and the accountants and lawyers formerly or presently employed by Odimo which could affect Odimo’s ability to perform any of its obligations under this Agreement, and Odimo is current with respect to any fees owed to its accountants and lawyers.
     3.31 Regulation M Compliance. Odimo has not, and to the Knowledge of Odimo and the Odimo Stockholder, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Odimo to facilitate the sale or resale of any of the Odimo Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of Odimo, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Odimo.
     3.32 Money Laundering Laws. The operations of Odimo are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Odimo with respect to the Money Laundering Laws is pending or, to the best Knowledge of the Odimo and the Odimo Stockholder, threatened.
     3.33 Minute Books. The minute books of Odimo made available to SCSI and the SCSI Shareholder contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.
     3.34 Employee Benefits; Stock Option Plans. Odimo has not (nor for the two years preceding the date hereof has) had any plans which are subject to ERISA. Except as set forth on Schedule 3.34, Odimo has no stock option plans providing for the grant by Odimo of stock options to directors, officers or employees. Odimo has no employee benefit plans or arrangements covering their present and former employees or providing benefits to such Persons in respect of services provided Odimo. Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of Odimo, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from Odimo, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. No agreement, arrangement or other contract of Odimo provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of Odimo.
     3.35 Business Records and Due Diligence. Prior to the Closing, Odimo delivered to SCSI and the SCSI Shareholder all records and documents relating to Odimo, which Odimo and possesses, including, without limitation, books, records, government filings, Tax Returns, Organizational Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and stockholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with Odimo.

     3.36 Contracts. Except as set forth in Schedule 3.36 of the disclosure schedules hereto, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Odimo taken as a whole. Odimo is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     3.37 Litigation. There is no Proceeding (whether federal, state, local or foreign) pending or, to the Knowledge of the Odimo and the Odimo Stockholder, threatened against or affecting Odimo or any of Odimo’s properties, assets, business or employees. To the Knowledge of Odimo and the Odimo Stockholder, there is no fact that might result in or form the basis for any such Proceeding. Odimo is not subject to any Orders.
     3.38 No Undisclosed Liabilities. Except as otherwise disclosed in Schedule 3.38 of the disclosure schedules, Odimo’s Financial Statements or incurred in the ordinary course of business after Odimo’s third fiscal quarter ended September 30, 2010 (the financial statements of which shall be filed with the Commission along with Odimo’s quarterly report on Form 10-Q prior to the Closing), Odimo has no other undisclosed liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. Odimo represents that at the date of Closing, Odimo shall have no liabilities or obligations whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise other than as set forth in Schedule 3.38.
     3.39 No Commission or FINRA Inquiries. To the Knowledge of Odimo and the Odimo Stockholder, neither Odimo nor any of its present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the Commission or FINRA.
     3.40 Certain Registration Matters. Except as set forth on Schedule 3.40, Odimo has not granted or agreed to grant any Person any rights (including “piggy-back registration rights) to have any securities of Odimo registered with the Commission or any other Governmental Authority that have not been satisfied.
     3.41 Shell Company. Odimo is a shell company with no substantial business operations.
     3.42 Disclosure. The representations and warranties and statements of fact made by Odimo and the Odimo Stockholder in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.
ARTICLE 4
INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS
     4.1 Indemnification.
          (a) Subject to the provisions of this Article 4 and Section 5.12, the Odimo Stockholder agrees to indemnify fully in respect of, hold harmless and defend SCSI, the SCSI Shareholder and each of the officers, agents and directors of SCSI or the SCSI Shareholder, against any damages (with the exception of special or consequential damages), liabilities, costs, claims, Proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively “Claims”) to which it or they may become subject arising out of, related to or based on either: (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Odimo and/or the Odimo Stockholder herein in this Agreement; or (ii) any and all liabilities arising out of, related to or in connection with: (A) any of the assets of Odimo prior to the Closing; or (B) the operations of Odimo prior to the Closing.
          (b) Subject to the provisions of this Article 4, SCSI and the SCSI Shareholder agrees to indemnify fully in respect of, hold harmless and defend the Odimo, the Odimo Stockholder and each of the officers, agents and directors of Odimo and the Odimo Stockholder, against any Claims to which it or they may become subject arising out of, related to or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by SCSI and/or the SCSI Shareholder herein in this Agreement.
          (c) The party claiming indemnification under sections (a) or (b) is hereinafter referred to as the “Indemnified Party” and the party against whom such Claims are asserted hereunder is hereinafter referred to as the “Indemnifying Party”.
     4.2 Survival of Representations and Warranties. Notwithstanding any provision in this Agreement to the contrary, the representations and warranties given or made by Odimo, the Odimo Stockholder, SCSI or the SCSI Shareholder under this Agreement shall survive for a period of eighteen (18) months from and after the Closing Date (the last day of such period is herein referred to as the “Expiration Date”), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely, and claims with respect to fraud by Odimo, the Odimo Stockholder, SCSI or the SCSI Shareholder may be made at any time.
     4.3 Method of Asserting Claims, Etc. All Claims for indemnification by any Indemnified Party under this Article 4 shall be asserted as follows:
          (a) In the event that any Claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within ten (10) business days from the date upon which the Indemnified Party has Knowledge of such Claim, notify the Indemnifying Party of such Claim or demand, specifying the nature of and specific basis for such Claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim or demand) (the “Claim Notice”). The Indemnified Party’s failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability hereunder unless such failure materially prejudices the Indemnifying Party’s ability to defend against the Claim or demand. The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the “Notice Period”) to notify the Indemnified Party: (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim or demand, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claims or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which he shall deem necessary or appropriate to protect his interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that he does not dispute liability for indemnification under this Article 4 and that he desires to defend the Indemnified Party against such Claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by him to a final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party (a “Material Conflict”). If requested by the Indemnifying Party and there is no Material Conflict, the Indemnified Party agrees to cooperate with the Indemnifying Party and his counsel in contesting any Claim or demand which the Indemnifying Party elects to contest or, if appropriate and related to the Claim in question, in making any Counterclaim against the Person asserting the third party Claim or demand, or any cross-complaint against any Person. No Claim for which indemnity is sought hereunder and for which the Indemnifying Party has acknowledged liability for indemnification under this Article 5 may be settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.
          (b) In the event any Indemnified Party should have a Claim against any Indemnifying Party hereunder which does not involve a Claim or demand being asserted against or sought to be collected from him by a third party, the Indemnified Party shall give a Claim Notice with respect to such Claim to the Indemnifying Party. If, after receipt of a Claim Notice, the Indemnifying Party does not notify the Indemnified Party within the Notice Period that he disputes such Claim, then the Indemnifying Party shall be deemed to have admitted liability for such Claim in the amount set forth in the Claim Notice.
     4.4 Sole Remedy; Limitation of Damages; Basket. The indemnification set forth in this Section 4 shall be the sole remedy of the parties with respect to any Claim arising out of or relating to this Agreement and the transactions contemplated hereby. In no event shall any party be entitled to punitive, exemplary, special, incidental or consequential damages or the like for any breach of any term hereunder. No party hereto shall be required to make an indemnification payment to an indemnitee pursuant to this Section 4 until such time as the total amount of losses that have been incurred or suffered by one or more of the indemnitees hereunder exceeds $50,000; if the total amount of such losses exceeds $50,000, the indemnitee(s) shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such losses, and not merely for the portion of such losses exceeding $50,000.
ARTICLE 5
COVENANTS OF THE PARTIES/ADDITIONAL AGREEMENTS
     5.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of SCSI, the SCSI Subsidiaries and Odimo as each party may request. In order that each party may have the full opportunity to do so, SCSI and Odimo, the SCSI Shareholder and the Odimo Stockholder shall furnish each party and its representatives during such period with all such information concerning the affairs of SCSI, the SCSI Subsidiaries or Odimo as each party or its representatives may reasonably request and cause SCSI or Odimo and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.
     5.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other Persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.
     5.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of SCSI and the SCSI Shareholder on the one hand and Odimo and the holders of a majority of voting stock of Odimo common stock on the other hand. Without the prior written consent of SCSI, the SCSI Shareholder, Odimo or the Odimo Stockholder, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.
     5.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, Proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect on Odimo.
     5.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.
     5.6 Bylaws. If necessary, Odimo shall amend its bylaws to permit the election and/or appointment of additional new directors to Odimo’s Board of Directors as set forth in Section 6.1(a) below, and the change of Company’s fiscal year from December 31st to September 30th.
     5.7 Confidentiality; Access to Information.
          (a) Confidentiality. Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 7 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

          (b) Access to Information.
               (i) SCSI will afford Odimo and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of SCSI and the SCSI Subsidiaries during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of SCSI and the SCSI Subsidiaries, as Odimo may reasonably request. No information or Knowledge obtained by Odimo in any investigation pursuant to this Section 5.7 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.
               (ii) Odimo will afford SCSI and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Odimo during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Odimo, as SCSI may reasonably request. No information or Knowledge obtained by SCSI in any investigation pursuant to this Section 5.7 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.
     5.8 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Odimo will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement.
     5.9 Information Statement for Change in Majority of Directors. Concurrent with the execution of this Agreement, Odimo shall prepare, file and mail to all of Odimo’s stockholders of record an information statement in connection with the proposed change at Closing of the majority of the directors of Odimo with the Commission pursuant to Rule 14f-1 promulgated under the Exchange Act (“Information Statement”).
     5.10 Form 10-Q. Prior to the Closing Date, Odimo shall file its quarterly report on Form 10-Q for the third fiscal quarter ended September 30, 2010 with the Commission.
     5.11 Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of SCSI, after the Closing Date, each Odimo Stockholder shall use its, his or her reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Odimo occurring, reported or filed prior to the Closing, as may be necessary or required by Odimo for the preparation of the post-Closing Date reports that Odimo is required to file with the Commission to remain in compliance and current with its reporting requirements under the Securities Act, or filings required to address and resolve matters as may relate to the period prior to the Closing and any Commission comments relating thereto or any Commission inquiry thereof.
     5.12 Lock-up Agreement. At Closing, The Odimo Stockholder hereby agrees to execute a Lock-up Agreement in the form attached hereto as Exhibit A in connection with its agreement that it will not sell, transfer, assign, hypothecate, lien or otherwise dispose or encumber its shares of Odimo’s common stock (“Indemnity Shares”) for a period of eighteen (18) months after the Closing Date other than in accordance with the terms of the Lock-up Agreement, with such Indemnity Shares being the sole remedy in the event the Odimo Stockholder is required to indemnify SCSI and the SCSI Shareholder for any and all Claims to which SCSI or the SCSI Shareholder may become subject arising out of, related to or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Odimo and/or the Odimo Stockholders herein in this Agreement; or (ii) any and all liabilities arising out of, related to or in connection with: (A) any of the assets of Odimo prior to the Closing; or (B) the operations of Odimo prior to the Closing.
     5.13 Chief Financial Officer. Within ninety (90) days from the Closing Date, the New Directors (as such term is defined in Section 6.1(a)(iv)(e)) shall appoint a chief financial officer who is English-speaking, has experience with financial reporting companies under Sarbanes-Oxley and other federal or state securities laws, and is neither related to nor an Affiliate of SCSI, any SCSI Subsidiary, the SCSI Shareholder, or any of their respective Affiliates, prior to his or her appointment.
ARTICLE 6
CONDITIONS TO CLOSING
     6.1 Conditions to Obligations of SCSI and the SCSI Shareholder. The obligations of SCSI and the SCSI Shareholder under this Agreement shall be subject to each of the following conditions:
          (a) Closing Deliveries. At the Closing, Odimo and/or the Odimo Stockholders shall have delivered or caused to be delivered to SCSI and the SCSI Shareholder the following:
               (i) this Agreement duly executed by Odimo and the Odimo Stockholders;
               (ii) letter of resignation from Odimo’s current sole officer, with her resignation as to all of the offices she currently holds with Odimo to be effective on the Closing Date, and confirming that she has no claim against Odimo in respect of any outstanding remuneration or fees of whatever nature as of the Closing;
               (iii) letters of resignation from all current members of Odimo’s Board of Directors, with the resignations of such directors to take effect on the Closing Date immediately after the appointment of the New Directors (as defined below);
               (iv) resolutions duly adopted by the Board of Directors of Odimo approving the following events or actions, as applicable:
a.	the execution, delivery and performance of this Agreement;

b.	the Transaction Documents and the terms thereof;

c.	adoption of bylaws in the form agreed by the parties;

d.	fixing the number of authorized directors on the Board of Directors at three (3);

e.	the appointment of Zhilian Chen as Chairman of the Board of Directors and the appointment of Zhihua Chen and Zhenjun Wu as additional directors to serve on Odimo’s Board of Directors on the date the resignation of Odimo’s current directors becomes effective (collectively the “ New Directors”);

f.	the appointment of the following persons as officers of Odimo, effective on the Closing Date:

Zhilian Chen	Chief Executive Officer and President

Zhihua Chen	Chief Financial Officer and Treasurer

Zhihua Chen	Secretary
g.	the change of the Odimo’s fiscal year end from December 31st to September 30th.
               (v) a certificate of good standing for Odimo from its jurisdiction of incorporation, dated not earlier than two (2) days prior to the Closing Date;
               (vi) the Lock-up Agreement in the form attached hereto as Exhibit A duly executed by the Odimo Stockholder;
               (vii) an irrevocable instruction letter signed by the President of Odimo addressed to Odimo’s transfer agent of record, in a form reasonably acceptable to SCSI and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing the Odimo Shares to be delivered pursuant to this Agreement registered in the names of the SCSI Shareholder as set forth in Annex I;
               (viii) a shareholder list of Odimo as certified by the Odimo’s Secretary or transfer agent, dated within two (2) days of the Closing Date;
               (ix) a certificate of the Secretary of the Odimo, dated as of the Closing Date, certifying as to (i) the incumbency of officers of the Odimo executing this Agreement and all exhibits and schedules hereto and all other Transaction Documents, (ii) a copy of the Certificate of Incorporation and By-Laws of the Odimo, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Board of Directors of the Odimo authorizing and approving the Odimo’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the Transactions contemplated thereby;
               (x) all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by SCSI’s representatives with respect to Odimo;
               (xi) a statement from the Odimo’s transfer agent regarding the number of issued and outstanding shares of common stock immediately before the Closing; and
               (xii) such other documents as SCSI and/or the SCSI Shareholder may reasonably request in connection with the Transactions contemplated hereby.
          (b) Representations and Warranties to be True. The representations and warranties of Odimo and the Odimo Stockholder herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Odimo and the Odimo Stockholder shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.
          (c) Assets and Liabilities. At the Closing, Odimo shall have no liabilities, debts or payables (contingent or otherwise) other than those liabilities listed in Schedule 3.38 of the disclosure schedules hereto, no tax obligations, and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since the date of this Agreement. At the Closing, Odimo’s sole material asset shall be the Cash Asset.
          (d) SEC Filings. At the Closing, Odimo will be current in all SEC filings required by it to be filed, including Odimo’s quarterly report on Form 10-Q for the third fiscal quarter ended September 30, 2010.
          (e) Outstanding Common Stock. Odimo shall have at least 300,000,000 shares of its common stock authorized and shall have no more than 11,086,575 shares of its common stock issued and outstanding in the aggregate immediately prior to the Closing.
          (f) Lock-up Agreement. ELAO, LLC shall have executed and delivered the Lock-up Agreement.
          (g) No Adverse Effect. The business and operations of Odimo will not have suffered any Material Adverse Effect.
     6.2 Conditions to Obligations of Odimo and the Odimo Stockholders. The obligations of Odimo and the Odimo Stockholders under this Agreement shall be subject to each of the following conditions:
          (a) Closing Deliveries. On the Closing Date, SCSI and/or the SCSI Shareholder shall have delivered to Odimo the following:
               (i) this Agreement and the Transaction Documents duly executed by SCSI and the SCSI Shareholder;
               (ii) resolutions duly adopted by the Board of Directors of SCSI authorizing and approving the execution, delivery and performance of this Agreement;
               (iii) certificates representing the SCSI Equity Interest to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers or instruments of like tenor;
               (iv) delivery of evidence reasonably satisfactory to Odimo and its counsel that the Restructuring Agreements have been entered;
               (v) a legal opinion issued by the PRC counsel of SCSI opining as to the validity of the Restructuring Agreements, and
               (vi) such other documents as Odimo may reasonably request in connection with the Transactions contemplated hereby.
          (b) Representations and Warranties True and Correct. The representations and warranties of SCSI and the SCSI Shareholder herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. SCSI and the SCSI Shareholder shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.
          (c) No Adverse Effect. The business and operations of SCSI will not have suffered any Material Adverse Effect.
          (d) Affiliate Loans. The Affiliate Loans shall have been repaid in full in cash and evidence thereof shall have been delivered to Odimo.
ARTICLE 7
SEC FILING; TERMINATION
     7.1 This Agreement may be terminated at any time prior to the Closing:
          (a) by mutual written agreement of Odimo, the Odimo Stockholder, SCSI and the SCSI Shareholder;
          (b) by either Odimo, the Odimo Stockholder, SCSI or the SCSI Shareholder if the Transaction shall not have been consummated for any reason by December 31, 2010; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;
          (c) by either Odimo or SCSI if a governmental entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;
          (d) by SCSI, upon a material breach of any representation, warranty, covenant or agreement on the part of Odimo or the Odimo Stockholder set forth in this Agreement, or if any representation or warranty of Odimo or the Odimo Stockholder shall have become materially untrue, in either case such that the conditions set forth in Section 6.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Odimo’s or the Odimo Stockholder’s representations and warranties or breach by Odimo or the Odimo Stockholder is curable by Odimo or the Odimo Stockholder prior to the Closing Date, then the SCSI may not terminate this Agreement under this Section 7.1(d) for thirty (30) days after delivery of written notice from SCSI to Odimo and the Odimo Stockholder of such breach, provided Odimo and the Odimo Stockholder continue to exercise commercially reasonable efforts to cure such breach (it being understood that the SCSI may not terminate this Agreement pursuant to this Section 7.1(d) if they shall have materially breached this Agreement or if such breach by Odimo or the Odimo Stockholder is cured during such thirty (30) day period); or
          (e) by Odimo, upon a material breach of any representation, warranty, covenant or agreement on the part of SCSI or the SCSI Shareholder set forth in this Agreement, or if any representation or warranty of SCSI or the SCSI Shareholder shall have become materially untrue, in either case such that the conditions set forth in Section 6.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in SCSI’s or the SCSI Shareholder’s representations and warranties or breach by SCSI or the SCSI Shareholder is curable by SCSI or the SCSI Shareholder prior to the Closing Date, then Odimo may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from Odimo to SCSI and the SCSI Shareholder of such breach, provided SCSI and the SCSI Shareholder continue to exercise commercially reasonable efforts to cure such breach (it being understood that Odimo may not terminate this Agreement pursuant to this Section 7.1(e) if it shall have materially breached this Agreement or if such breach by SCSI or the SCSI Shareholder is cured during such thirty (30) day period).
     7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon (or, if the termination is pursuant to Section 7.1(d), Section 7.1(e) or Section 7.1(f) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in Section 7.1, Section 7.2 and Article 8 (General Provisions), each of which shall survive the termination of this Agreement.
ARTICLE 8
GENERAL PROVISIONS
     8.1 Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.
     8.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.
     8.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.
     8.4 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other Person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

     8.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.
     8.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Los Angeles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Los Angeles, County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or Proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or Proceeding.
     8.7 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.
     8.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by SCSI, Odimo, and the SCSI Shareholder and the Odimo Stockholder.
     8.9 Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.
     8.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.
     8.11 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants and financial advisors.
[Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

ODIMO: ODIMO INCORPORATED, a Delaware corporation
By:	/s/ Amerisa Kornblum
Amerisa Kornblum
President
Address for Notices:
Address:	c/o Berman Rennert Vogel & Mandler, P.A. 100 SE 2nd Street, 29th Floor Miami, FL 33131

Tel:	305 577 4171
Fax:	305 347-6463

SIGNATURE PAGE OF ODIMO STOCKHOLDER
ODIMO STOCKHOLDERS:

Name	Address, Telephone, and Facsimile Number for Notice:		Signature:
ELAO, LLC	Address:		By:	Lily Maya Lipton Family Trust
c/o Berman Rennert Vogel & Mandler, P.A.
100 SE 2nd Street, 29th Floor
		Miami, Florida 33131	By:	/s/ Alan Lipton
Name: Alan Lipton
	Tel:	305 577-4171		Title: Trustee
	Fax:	305 347-6463

SIGNATURE PAGE OF SCSI
STANDARD CRUSHED STONE INDUSTRY LIMITED

By:	/s/ Chen Zhilian
	Name:	Chen Zhilian
	Title:	Chairman
Address for Notices:

Address:	Hubei Jinlong Cement Co., Ltd.
Economic Development Zone, Chadian County,
Yunxian Hubei Province, P.R.C.
Tel:	+86 719 8108896
Fax:	+86 719 7580958

SIGNATURE PAGES OF THE SCSI SHAREHOLDER
REPUBLIC ROCK UNITED INDUSTRY LIMITED

By:	/s/ Chen Zhilian
	Name:	Chen Zhilian
	Title:	Chairman
Address for Notices:

Address:	Hubei Jinlong Cement Co., Ltd.
Economic Development Zone, Chadian County,
Yunxian Hubei Province, P.R.C.
Tel:	+86 719 8108896
Fax:	+86 719 7580958
Please Check One:
Republic Rock United Industry Limited hereby certifies that it is:
                an “Accredited Investor” under Regulation D of the Securities Act (see Section 3.4 and Annex II of this Agreement); or
          x      a Non-U.S. Person, that hereby confirms that the representations and warranties in Section 3.4(b) of this Agreement are true and correct as to the SCSI Shareholder, and hereby accepts and agrees to comply with the covenants in Section 3.4(b).